UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023 (March 15, 2023)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 S Rogers Circle, Suite 3, Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 15, 2023, Smart for Life, Inc. (the “Company”) held a special meeting of stockholders of the Company (the “Special Meeting”) via live webcast. Holders of the Company’s common stock at the close of business on February 3, 2023 were entitled to vote at the Special Meeting. As of such date, there were 38,891,095 shares of common stock outstanding and entitled to vote. A total of 22,521,622 shares of common stock (58%), constituting a quorum, were represented in person or by valid proxies at the Special Meeting.

Stockholders voted on five proposals at the Special Meeting. The proposals are described in detail in the Company’s definitive proxy statement, dated February 6, 2023, the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders approved the issuance of common stock upon the exercise of warrants issued in connection with that certain securities purchase agreement, dated December 8, 2022, among the Company and certain investors signatory thereto. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
21,652,780	540,210	328,632

Proposal 2: The Company’s stockholders authorized the board of directors, in its discretion, to implement one or more reverse stock splits of the Company’s outstanding common stock at a ratio of not less than 1-for-5 and not more than 1-for-50 in the aggregate at any time prior to December 31, 2023. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
22,167,494	340,093	14,035

Proposal 3: The Company’s stockholders approved the conversion of the Company to a Nevada corporation, in connection with which, the Company’s authorized common stock will increase from 100 million shares to 500 million shares. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
21,651,327	567,980	302,315

Proposal 4: The Company’s stockholders approved an amendment of the Smart for Life, Inc. 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance under such plan from 2 million shares to 70 million shares. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
19,870,782	940,031	1,710,809

Proposal 5: The Company’s stockholders approved the proposal to adjourn the Special Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to approve any of the foregoing proposals at the time of the Special Meeting, or any adjournment or postponement thereof. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
21,994,166	496,144	31,312

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2023	SMART FOR LIFE, INC.

/s/ Darren C. Minton
	Name:	Darren C. Minton
	Title:	Chief Executive Officer

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